                                                Exhibit 99.1

LIONSGATE AND LIONSGATE STUDIOS REPORT RESULTS FOR SECOND QUARTER FISCAL 2025

Lionsgate Revenue was $948.6 Million

Net Loss Attributable to Lionsgate Shareholders was $163.3 Million or $0.68 Diluted Net Loss Per Share

Adjusted Net Loss Attributable to Lionsgate Shareholders was $102.5 Million or $0.43 Adjusted Diluted Net Loss Per Share

Lionsgate Operating Loss was $88.6 Million; Adjusted OIBDA Loss was $17.7 Million

Trailing 12-Month Library Revenue Grew to $892 Million

SANTA MONICA, CA, and VANCOUVER, BC, November 7, 2024 – Lions Gate Entertainment Corp. (NYSE: LGF.A, LGF.B) (“Lionsgate”) and Lionsgate Studios Corp. (Nasdaq: LION) (“Lionsgate Studios”) today reported second quarter results for the quarter ended September 30, 2024. This press release includes consolidated financial results for parent company Lionsgate as well as operating results for Lionsgate Studios (also referred to as the “Studio Business”), comprised of the Motion Picture and Television Production segments.

Lionsgate reported second quarter revenue of $948.6 million, operating loss of $88.6 million, and net loss attributable to Lionsgate shareholders of $163.3 million or $0.68 diluted net loss per share on 239.3 million diluted weighted average common shares outstanding. Adjusted net loss attributable to Lionsgate shareholders in the quarter was $102.5 million or $0.43 adjusted diluted net loss per share on 239.3 million diluted weighted average common shares outstanding. Adjusted OIBDA loss was $17.7 million in the quarter.

“In a transitional, disrupted and difficult year for our industry, we reported disappointing financial results in the quarter,” said Lionsgate and Lionsgate Studios CEO Jon Feltheimer. “Our performance underscores the need to adhere even more rigorously to the risk mitigated business models, slate diversification and strict financial discipline that have always served us well. The combination of a return to strong content slates, the continued stellar performance of our film and television library and sure-handed execution will put us back on the path to solid growth and shareholder value creation. We're pleased to report STARZ remains on track to reach its full year target of $200 million Adjusted OIBDA and remains well-positioned for the upcoming separation of our Studio and STARZ businesses.”

Trailing 12-month library revenue was $892 million, up 3% from last year’s second quarter.

Lionsgate continues to be on track for the full separation of its Studio and STARZ businesses by the end of the calendar year subject to the timing of regulatory approvals.

Lionsgate noted that after the quarter approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages as it continues to streamline its business by adjusting to the economic realities of the marketplace.

Second Quarter Results

The Studio Business, comprised of the Motion Picture and Television Production segments, reported revenue of $823.7 million, an increase of 4% from the prior year quarter. Studio operating loss was $34.8 million and Adjusted OIBDA loss was $6.3 million, compared to $76.0 million operating income and $97.9 million Adjusted OIBDA in the prior year quarter.

Motion Picture segment revenue increased by 3% to $407.1 million and segment profit decreased to $2.6 million. The year-over-year revenue increase was due to the increase in wide theatrical releases, while the decline in segment profit was driven by the underperformance of Borderlands as well as the soft performance of other wide theatrical releases in the quarter.

Television Production segment revenue increased 6% to $416.6 million while segment profit decreased to $24.4 million. Revenue growth was driven by higher series deliveries to STARZ, while segment profit was impacted by lingering effects of last year’s strikes in a heavily backloaded year.

Media Networks North American revenue of $343.0 million was comparable to the prior year, as higher ARPU was offset by lower subscribers. Segment profit decreased to $26.9 million on higher content amortization. North American OTT subscribers declined 2.6% to 12.4 million compared to the prior year quarter while, on a sequential basis, North American OTT subscribers declined by 800,000. Subscriber totals were impacted as expected in the quarter by the $1.00 price increase initiated for existing U.S. customers in the month of September. Management believes it will return to sequential OTT subscriber growth in North America in the December quarter.

Lionsgate and Lionsgate Studios senior management will hold their analyst and investor conference call to discuss fiscal 2025 second quarter results today, November 7th, at 5:00 PM ET/2:00 PM PT. The consolidated financial results of Lionsgate and the operating results of Lionsgate Studios’ segments will be discussed on a single call. Interested parties may listen to the live webcast by visiting the events page on either the Lionsgate Investor Relations website or the Lionsgate Studios Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate Studios
Lionsgate Studios (Nasdaq: LION) is one of the world's leading standalone, pure play, publicly-traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by Lionsgate's bold and entrepreneurial culture.

About Lionsgate
Lionsgate (NYSE: LGF.A, LGF.B) owns approximately 87.8% of the outstanding shares of Lionsgate Studios Corp. (Nasdaq: LION), one of the world’s leading standalone, pure play, publicly-traded content companies, as well as the premium subscription platform STARZ.

###

For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: statements about our ability to effectuate the proposed separation of Lionsgate Studios and the STARZ Business (the “Proposed Separation”); the anticipated benefits of the Proposed Separation; unexpected costs related to the Proposed Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in Lionsgate’s and Lionsgate Studios’ public filings with the Securities and Exchange Commission. The companies undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which will be posted on Lionsgate’s website at http://investors.lionsgate.com/, and Lionsgate Studio’s Quarterly Report on Form 10-Q, which will be posted on Lionsgate Studios’ website at https://investors.lionsgatestudios.com/. Trending schedules containing certain financial information will also be available.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	September 30, 2024	March 31, 2024
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$229.6	$314.0
Accounts receivable, net	573.1	753.0
Other current assets	350.5	396.5
Total current assets	1,153.2	1,463.5
Investment in films and television programs and program rights, net	3,284.8	2,762.2
Property and equipment, net	86.7	88.5
Investments	77.7	74.8
Intangible assets, net	916.5	991.8
Goodwill	806.5	811.2
Other assets	821.4	900.7
Total assets	$7,146.8	$7,092.7
LIABILITIES
Accounts payable	$345.2	$327.6
Content related payables	155.2	190.0
Other accrued liabilities	228.3	355.1
Participations and residuals	619.6	678.4
Film related obligations	1,702.6	1,393.1
Debt - short term portion	362.6	860.3
Deferred revenue	377.0	187.6
Total current liabilities	3,790.5	3,992.1
Debt	2,097.7	1,619.7
Participations and residuals	442.6	435.1
Film related obligations	228.4	544.9
Other liabilities	515.1	556.4
Deferred revenue	172.6	118.4
Deferred tax liabilities	24.8	13.3
Total liabilities	7,271.7	7,279.9
Commitments and contingencies

Redeemable noncontrolling interest	99.7	123.3

EQUITY (DEFICIT)
Class A voting common shares, no par value, 500.0 shares authorized, 83.6 shares issued (March 31, 2024 - 83.6 shares issued)	674.0	673.6
Class B non-voting common shares, no par value, 500.0 shares authorized, 156.4 shares issued (March 31, 2024 - 151.7 shares issued)	2,483.7	2,474.4
Accumulated deficit	(3,396.4)	(3,576.7)
Accumulated other comprehensive income	96.6	116.0
Total Lions Gate Entertainment Corp. shareholders' equity (deficit)	(142.1)	(312.7)
Noncontrolling interests	(82.5)	2.2
Total equity (deficit)	(224.6)	(310.5)
Total liabilities, redeemable noncontrolling interest and equity (deficit)	$7,146.8	$7,092.7

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$948.6	$1,015.5	$1,783.3	$1,924.1
Expenses
Direct operating	643.2	557.1	1,072.4	1,038.3
Distribution and marketing	232.9	221.7	431.5	466.1
General and administration	109.5	123.6	229.0	247.1
Depreciation and amortization	45.5	44.6	91.6	89.0
Restructuring and other	6.1	222.1	28.6	254.0
Goodwill and intangible asset impairment	—	663.9	—	663.9
Total expenses	1,037.2	1,833.0	1,853.1	2,758.4
Operating loss	(88.6)	(817.5)	(69.8)	(834.3)
Interest expense	(74.3)	(63.8)	(143.1)	(125.8)
Interest and other income	3.3	2.7	8.5	4.7
Other expense	(15.7)	(11.5)	(18.9)	(17.2)
Gain (loss) on extinguishment of debt	(0.5)	—	(6.4)	21.2
Loss on investments, net	—	(1.6)	—	(1.7)
Equity interests income (loss)	(0.1)	1.8	0.8	1.5
Loss before income taxes	(175.9)	(889.9)	(228.9)	(951.6)
Income tax benefit (provision)	(1.9)	2.0	(12.0)	(7.8)
Net loss	(177.8)	(887.9)	(240.9)	(959.4)
Less: Net loss attributable to noncontrolling interests	14.5	1.7	18.2	2.5
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(163.3)	$(886.2)	$(222.7)	$(956.9)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.68)	$(3.79)	$(0.94)	$(4.12)
Diluted net loss per common share	$(0.68)	$(3.79)	$(0.94)	$(4.12)

Weighted average number of common shares outstanding:
Basic	239.3	234.0	237.5	232.1
Diluted	239.3	234.0	237.5	232.1

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(177.8)	$(887.9)	$(240.9)	$(959.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	45.5	44.6	91.6	89.0
Amortization of films and television programs and program rights	486.5	407.6	774.2	767.5
Amortization of debt financing costs and other non-cash interest	9.7	7.7	18.4	14.6
Non-cash share-based compensation	22.5	27.1	40.6	43.5
Other amortization	21.2	12.0	32.1	23.8
Goodwill and intangible asset impairment	—	663.9	—	663.9
Content and other impairments	(3.6)	211.6	16.3	239.5
Gain (loss) on extinguishment of debt	0.5	—	6.4	(21.2)
Equity interests (income) loss	0.1	(1.8)	(0.8)	(1.5)
Loss on investments, net	—	1.6	—	1.7
Deferred income taxes	0.1	(9.0)	11.3	(8.8)
Changes in operating assets and liabilities:
Accounts receivable, net	120.4	55.5	276.1	132.2
Investment in films and television programs and program rights, net	(551.0)	(221.1)	(1,245.3)	(666.5)
Other assets	4.2	(17.0)	(6.5)	(18.6)
Accounts payable and accrued liabilities	(89.9)	(71.8)	(146.5)	(92.1)
Participations and residuals	6.9	44.3	(58.5)	36.9
Content related payables	(35.1)	(15.8)	(47.9)	(3.5)
Deferred revenue	57.8	49.6	238.5	89.3
Net Cash Flows Provided By (Used In) Operating Activities	(82.0)	301.1	(240.9)	330.3
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition	12.0	—	12.0	—
Proceeds from the sale of other investments	—	0.2	—	0.2
Investment in equity method investees and other	—	(11.3)	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	—	—	(35.0)	—
Increase in loans receivable	—	(1.2)	—	(2.1)
Capital expenditures	(9.2)	(9.4)	(18.2)	(18.3)
Net Cash Flows Provided By (Used In) Investing Activities	2.8	(21.7)	(43.2)	(31.5)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	1,765.7	594.5	2,537.5	1,084.5
Debt - repurchases and repayments	(1,503.6)	(605.4)	(2,569.0)	(1,165.5)
Film related obligations - borrowings	637.2	373.7	1,274.2	943.6
Film related obligations - repayments	(731.9)	(749.2)	(1,289.8)	(1,172.9)
Sale of noncontrolling interest in Lionsgate Studios Corp.	(10.9)	—	283.1	—
Purchase of noncontrolling interest	(7.4)	—	(7.4)	(0.6)
Distributions to noncontrolling interest	—	(0.6)	(0.6)	(0.6)
Exercise of stock options	0.3	0.2	0.3	0.3
Tax withholding required on equity awards	(25.6)	(15.6)	(28.6)	(30.7)
Net Cash Flows Provided By (Used In) Financing Activities	123.8	(402.4)	199.7	(341.9)
Net Change In Cash, Cash Equivalents and Restricted Cash	44.6	(123.0)	(84.4)	(43.1)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	2.8	(1.9)	2.3	(0.7)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	241.9	394.1	371.4	313.0
Cash, Cash Equivalents and Restricted Cash - End Of Period	$289.3	$269.2	$289.3	$269.2

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. We refer to our Motion Picture and Television Production segments collectively as our Studio Business.
Studio Business:
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and to Starz platforms outside of the U.S. and Canada, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through over-the-top ("OTT") platforms, on a direct-to-consumer basis through the Starz App, and through U.S. and Canada multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers and telecommunication companies (collectively, "Distributors"); and (ii) Other, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services outside of the U.S. and Canada.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$407.1	$395.9	$754.0	$802.5
Television Production	416.6	393.9	658.0	612.4
Total Studio Business	823.7	789.8	1,412.0	1,414.9
Media Networks	346.9	416.5	697.0	797.6
Intersegment eliminations	(222.0)	(190.8)	(325.7)	(288.4)
	$948.6	$1,015.5	$1,783.3	$1,924.1
Segment profit
Studio Business:
Motion Picture	$2.6	$67.5	$88.7	$136.8
Television Production	24.4	63.2	35.2	86.0
Total Studio Business(1)	27.0	130.7	123.9	222.8
Media Networks	27.2	66.6	84.7	98.5
Intersegment eliminations	(38.6)	(23.8)	(49.8)	(31.9)
Total segment profit(1)	$15.6	$173.5	$158.8	$289.4
Corporate general and administrative expenses	(28.1)	(32.8)	(61.5)	(63.1)
Unallocated rent cost included in direct operating expense(2)	(5.2)	—	(10.5)	—
Adjusted OIBDA(1)	$(17.7)	$140.7	$86.8	$226.3
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, Studio Business Segment Profit and Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.
(2)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Total segment profit represents the sum of segment profit for our individual segments, net of eliminations for intersegment transactions. Segment profit and total segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments and the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in the notes to our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks(1)	$343.0	$344.0	$688.2	$685.6
Other(2)	3.9	72.5	8.8	112.0
	$346.9	$416.5	$697.0	$797.6
Media Networks segment profit (loss):
Starz Networks(1)	$26.9	$48.9	$85.3	$86.9
Other(2)	0.3	17.7	(0.6)	11.6
	$27.2	$66.6	$84.7	$98.5
_______________________
(1)Starz Networks represents the results of operations of the U.S. and Canada, see footnote (2) below.
(2)During the quarter ended June 30, 2024, the Company began reflecting the results of operations of Canada within Starz Networks. Accordingly, the following amounts were reclassified from "Other" (formerly "LIONSGATE+") to Starz Networks in the three months and six months ended September 30, 2023 to conform to the current period presentation: (i) revenue of $4.2 million and $8.4 million, respectively; (ii) direct operating expense of $3.4 million and $6.1 million, respectively; and (iii) distribution and marketing expense of $0.2 million and $1.3 million, respectively, which resulted in gross contribution and segment profit of $0.6 million and $1.0 million, respectively, reclassified. The amounts reflected in "Other" consist of the results of operations outside of the U.S. and Canada.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The following table sets forth, for the periods presented, subscriptions to our Media Networks and STARZPLAY Arabia services, excluding subscribers in territories exited or to be exited:

	As of				As of
	6/30/23	9/30/23	12/31/23	3/31/24	6/30/24	9/30/24
	(Amounts in millions)
Starz North America(1)
OTT Subscribers	12.51	12.73	13.43	13.38	13.20	12.40
Linear Subscribers	9.48	9.21	8.85	8.42	8.10	7.75
Total	21.99	21.94	22.28	21.80	21.30	20.15
Other (excluding territories exited or to be exited)(2)
OTT Subscribers(3)	3.03	3.06	2.45	2.52	2.62	3.05
Total Starz (excluding territories exited or to be exited)
OTT Subscribers(3)	15.54	15.79	15.88	15.90	15.82	15.45
Linear Subscribers	9.48	9.21	8.85	8.42	8.10	7.75
Total Starz (excluding territories exited or to be exited)	25.02	25.00	24.73	24.32	23.92	23.20
STARZPLAY Arabia(4)	2.80	3.04	3.19	3.22	3.25	2.46
Total (including STARZPLAY Arabia and excluding territories exited or to be exited)(3)	27.82	28.04	27.92	27.54	27.17	25.66

Subscribers by Platform (excluding territories exited or to be exited):
OTT Subscribers(3)(5)	18.34	18.83	19.07	19.12	19.07	17.91
Linear Subscribers	9.48	9.21	8.85	8.42	8.10	7.75
Total Global Subscribers (excluding territories exited or to be exited)(3)	27.82	28.04	27.92	27.54	27.17	25.66
___________________
(1)Starz North America represents subscribers in the U.S. and Canada.
(2)Other consists of OTT subscribers in India.
(3)Excludes subscribers in territories exited or to be exited in Australia, Continental Europe, Japan, Latin America and the U.K. as follows:

	As of				As of
	6/30/23	9/30/23	12/31/23	3/31/2024	6/30/24	9/30/24
	(Amounts in millions)
OTT Subscribers	1.59	1.58	1.10	0.57	n/a	n/a
(4)Represents subscribers of STARZPLAY Arabia, a non-consolidated equity method investee.
(5)OTT subscribers includes subscribers of STARZPLAY Arabia, as presented above.

LIONS GATE ENTERTAINMENT CORP.

SUPPLEMENTAL INFORMATION

On November 6, 2024, the Company closed an amendment to its LG IP Credit Facility which increased the maximum principal amount of the LG IP Credit Facility to $720.0 million. The Company borrowed $265.0 million under the LG IP Credit Facility, and used the net proceeds to pay in full the remaining $250.0 million principal amount of the Term Loan B, together with accrued and unpaid interest thereon.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING LOSS
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating loss to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating loss	$(88.6)	$(817.5)	$(69.8)	$(834.3)
Goodwill and intangible asset impairment(1)	—	663.9	—	663.9
Adjusted depreciation and amortization(1)	8.2	9.9	16.7	19.9
Restructuring and other(2)	6.1	222.1	28.6	254.0
COVID-19 related charges (benefit)(3)	—	(0.6)	(3.1)	(0.4)
Adjusted share-based compensation expense(4)	17.6	26.0	35.7	41.9
Purchase accounting and related adjustments(5)	39.0	36.9	78.7	81.3
Adjusted OIBDA	$(17.7)	$140.7	$86.8	$226.3
Corporate general and administrative expenses	28.1	32.8	61.5	63.1
Unallocated rent cost included in direct operating expense(6)	5.2	—	10.5	—
Total Segment Profit	$15.6	$173.5	$158.8	$289.4
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Depreciation and amortization	$45.5	$44.6	$91.6	$89.0
Less: Amount included in purchase accounting and related adjustments	(37.3)	(34.7)	(74.9)	(69.1)
Adjusted depreciation and amortization	$8.2	$9.9	$16.7	$19.9
(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$(3.8)	$211.6	$16.1	$239.5
Severance(b)	1.8	5.8	5.0	10.6
Transaction and other costs(c)	8.1	4.7	7.5	3.9
	$6.1	$222.1	$28.6	$254.0
_______________________
(a)Media Networks Restructuring: During fiscal 2024, the Company continued executing its restructuring plan, which included exiting all international territories except for Canada and India, and included an evaluation of the programming on Starz's domestic and international platforms. The Company has incurred impairment charges from the inception of the plan through September 30, 2024 amounting to $741.4 million.

During the three and six months ended September 30, 2024, the Company recorded net recoveries of content impairment charges related to the Media Networks segment of $4.3 million and $2.4 million, respectively (three and six months ended September 30, 2023 - content impairment charges of $211.6 million and $239.5 million, respectively).

As the Company continues to evaluate the Media Networks business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Company's Starz business (i.e., Media Networks segment) and Studio Business (i.e., Motion Picture and Television Production segments), including further strategic review of content performance and its strategy on a territory-by-territory basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Accordingly, the Company may incur additional content impairment and other restructuring charges.

Other Impairments: Amounts in the three and six months ended September 30, 2024 also include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company, primarily related to the integration of eOne.
(b)Severance costs were primarily related to restructuring activities and other cost-saving initiatives.
(c)Transaction and other costs in the three and six months ended September 30, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In the six months ended September 30, 2024 and 2023, transaction and other costs also includes a benefit of $7.1 million and $3.8 million, respectively, associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the Starz international restructuring.
(3)Amounts include incremental costs incurred, if any, due to circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. In the six months ended September 30, 2024 and the three and six months ended September 30, 2023, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.
(4)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Total share-based compensation expense	$22.5	$27.1	$40.6	$43.5
Less: Amount included in restructuring and other(a)	(4.9)	(1.1)	(4.9)	(1.6)
Adjusted share-based compensation	$17.6	$26.0	$35.7	$41.9
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(5)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(a)	$1.7	$2.2	$3.8	$12.2
Depreciation and amortization	37.3	34.7	74.9	69.1
	$39.0	$36.9	$78.7	$81.3
(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statement of operations due to the relationship to continued employment.
(6)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(163.3)	$(886.2)	$(222.7)	$(956.9)
Adjusted share-based compensation expense	17.6	26.0	35.7	41.9
Goodwill and intangible asset impairment	—	663.9	—	663.9
Restructuring and other	6.1	222.1	28.6	254.0
COVID-19 related charges (benefit)	—	(0.6)	(3.1)	(0.4)
Purchase accounting and related adjustments	39.0	36.9	78.7	81.3
(Gain) loss on extinguishment of debt	0.5	—	6.4	(21.2)
Loss on investments, net	—	1.6	—	1.7
Tax impact of above items(1)	—	(9.6)	(0.1)	(9.5)
Noncontrolling interest impact of above items(2)	(2.4)	(5.5)	(5.1)	(16.0)
Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(102.5)	$48.6	$(81.6)	$38.8

Reported Basic EPS	$(0.68)	$(3.79)	$(0.94)	$(4.12)
Impact of adjustments on basic earnings per share	0.25	4.00	0.60	4.29
Adjusted Basic EPS	$(0.43)	$0.21	$(0.34)	$0.17

Reported Diluted EPS	$(0.68)	$(3.79)	$(0.94)	$(4.12)
Impact of adjustments on diluted earnings per share	0.25	4.00	0.60	4.28
Adjusted Diluted EPS	$(0.43)	$0.21	$(0.34)	$0.16

Adjusted weighted average number of common shares outstanding:
Basic	239.3	234.0	237.5	232.1
Diluted	239.3	235.0	237.5	235.4
_________________________
(1)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the applicable effective tax rate of the adjustment.
(2)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(82.0)	$301.1	$(240.9)	$330.3
Capital expenditures	(9.2)	(9.4)	(18.2)	(18.3)
Net borrowings and (repayment) of production and related loans(1):
Production loans and programming notes	(56.2)	(171.8)	12.4	(171.3)
Production tax credit facility	(0.2)	(0.6)	(0.4)	2.4
Payments on impaired content in territories exited or to be exited(2)	15.2	14.1	25.7	25.0
Adjusted Free Cash Flow	$(132.4)	$133.4	$(221.4)	$168.1
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.
(2)Represents cash payments made on impaired content in territories exited or to be exited under the Media Networks international restructuring.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended September 30, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,022.4

Cash flows provided by (used in) financing activities:
Borrowings	$620.5	$14.0	$2.7	637.2
Repayments	(670.4)	(14.2)	(47.3)	(731.9)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	(6.3)	—	—
	$(56.2)	$(0.2)	$(44.6)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				3.3

Film related obligations at end of period (current and non-current)				$1,931.0

	Three Months Ended September 30, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,172.8

Cash flows provided by (used in) financing activities:
Borrowings	$362.0	$11.6	$0.1	373.7
Repayments	(533.8)	(12.2)	(203.2)	(749.2)
	$(171.8)	$(0.6)	$(203.1)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				4.5

Film related obligations at end of period (current and non-current)				$1,801.8

	Six Months Ended September 30, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,938.0

Cash flows provided by (used in) financing activities:
Borrowings	$1,145.3	$26.4	$102.5	1,274.2
Repayments	(1,130.3)	(26.8)	(132.7)	(1,289.8)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	(2.6)	—	—
	$12.4	$(0.4)	$(30.2)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				8.6

Film related obligations at end of period (current and non-current)				$1,931.0

	Six Months Ended September 30, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,023.6

Cash flows provided by (used in) financing activities:
Borrowings	$759.6	$27.3	$156.7	943.6
Repayments	(930.9)	(24.9)	(217.1)	(1,172.9)
	$(171.3)	$2.4	$(60.4)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				7.5

Film related obligations at end of period (current and non-current)				$1,801.8

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit and Studio Business Adjusted OIBDA: We present the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit, and we define our Studio Business Adjusted OIBDA as Studio Business segment profit less corporate general and administrative expenses. Total segment profit and Studio Business segment profit and Studio Business Adjusted OIBDA, when presented outside of the segment information and reconciliations included in our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, both in total and for the Studio Business and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, proceeds from the termination of interest rate swaps, and payments on impaired content in territories exited or to be exited.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

The adjustment for the payments on impaired content represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring. The adjustment is made because these cash payments relate to content in territories the Company has exited or is exiting, and therefore the cash payments are not reflective of the ongoing operations of the Company.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain programming and content charges, COVID-19 related charges (benefit), and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONSGATE STUDIOS CORP.
FINANCIAL INFORMATION

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS

	September 30, 2024	March 31, 2024
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$210.8	$277.0
Accounts receivable, net	496.8	688.6
Due from Starz Business	158.5	33.4
Other current assets	328.0	373.1
Total current assets	1,194.1	1,372.1
Investment in films and television programs, net	2,344.6	1,929.0
Property and equipment, net	36.0	37.3
Investments	77.7	74.8
Intangible assets, net	23.2	25.7
Goodwill	806.5	811.2
Other assets	779.3	852.9
Total assets	$5,261.4	$5,103.0
LIABILITIES
Accounts payable	$256.8	$246.7
Content related payables	37.0	41.4
Other accrued liabilities	178.6	282.4
Participations and residuals	590.4	647.8
Film related obligations	1,634.7	1,393.1
Debt - short term portion	443.0	860.3
Deferred revenue	366.5	170.6
Total current liabilities	3,507.0	3,642.3
Debt	1,399.4	923.0
Participations and residuals	442.6	435.1
Film related obligations	228.4	544.9
Other liabilities	430.7	452.5
Deferred revenue	172.6	118.4
Deferred tax liabilities	19.6	13.7
Total liabilities	6,200.3	6,129.9
Commitments and contingencies

Redeemable noncontrolling interests	99.7	123.3

EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 288.7 shares issued (March 31, 2024- 253.4 shares issued)	289.7	—
Accumulated deficit	(1,451.8)	(1,249.1)
Accumulated other comprehensive income	88.6	96.7
Total Lionsgate Studios Corp shareholders’ equity (deficit)	(1,073.5)	(1,152.4)
Noncontrolling interests	34.9	2.2
Total equity (deficit)	(1,038.6)	(1,150.2)
Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,261.4	$5,103.0

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Revenues:
Revenue	$601.7	$599.0	$1,086.3	$1,126.5
Revenue - Starz Business	222.0	190.8	325.7	288.4
Total revenues	$823.7	$789.8	1,412.0	1,414.9
Expenses:
Direct operating	628.2	510.5	983.8	872.5
Distribution and marketing	134.0	107.5	226.6	236.9
General and administration	84.9	87.1	177.0	175.5
Depreciation and amortization	4.2	3.8	8.8	8.0
Restructuring and other	7.2	4.9	34.9	9.0
Total expenses	858.5	713.8	1,431.1	1,301.9
Operating income (loss)	(34.8)	76.0	(19.1)	113.0
Interest expense	(63.0)	(51.7)	(121.6)	(101.6)
Interest and other income	3.3	2.9	8.4	5.1
Other expense	(13.8)	(10.0)	(15.2)	(13.7)
Loss on extinguishment of debt	(0.5)	—	(1.5)	—
Loss on investments, net	—	(1.6)	—	(1.7)
Equity interests income (loss)	(0.1)	1.8	0.8	1.5
Income (loss) before income taxes	(108.9)	17.4	(148.2)	2.6
Income tax provision	(5.1)	(3.9)	(10.1)	(10.4)
Net income (loss)	(114.0)	13.5	(158.3)	(7.8)
Less: Net loss attributable to noncontrolling interests	0.6	1.7	1.5	2.5
Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$(113.4)	$15.2	$(156.8)	$(5.3)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net income (loss) per common share	$(0.39)	$0.06	$(0.56)	$(0.02)
Diluted net income (loss) per common share	$(0.39)	$0.06	$(0.56)	$(0.02)

Weighted average number of common shares outstanding:
Basic	288.7	253.4	280.6	253.4
Diluted	288.7	253.4	280.6	253.4

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(114.0)	$13.5	$(158.3)	$(7.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4.2	3.8	8.8	8.0
Amortization of films and television programs	487.4	382.6	717.9	636.7
Other impairments	0.5	—	18.5	—
Amortization of debt financing costs and other non-cash interest	8.7	6.9	16.6	12.9
Non-cash share-based compensation	19.9	17.4	32.5	29.5
Other amortization	19.7	10.6	29.5	19.8
Loss on extinguishment of debt	0.5	—	1.5	—
Equity interests (income) loss	0.1	(1.8)	(0.8)	(1.5)
Loss on investments, net	—	1.6	—	1.7
Deferred income taxes	6.4	0.2	6.1	0.4
Changes in operating assets and liabilities:
Accounts receivable, net	120.2	51.9	287.9	134.4
Investment in films and television programs, net	(484.5)	(177.7)	(1,083.9)	(551.8)
Other assets	1.5	(11.6)	(9.6)	(12.8)
Accounts payable and accrued liabilities	(80.9)	(70.8)	(118.0)	(85.3)
Participations and residuals	7.1	43.3	(57.3)	36.7
Content related payables	(17.7)	(0.6)	(11.0)	(5.9)
Deferred revenue	32.9	(9.4)	245.0	28.8
Due from Starz Business	(94.0)	(24.1)	(125.1)	29.7
Net Cash Flows Provided By (Used In) Operating Activities	(82.0)	235.8	(199.7)	273.5
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition	12.0	—	12.0	—
Proceeds from the sale of other investments	—	0.2	—	0.2
Investment in equity method investees and other	—	(11.3)	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	—	—	(35.0)	—
Increase in loans receivable	—	(1.2)	—	(2.1)
Purchases of accounts receivables held for collateral	—	(35.8)	—	(85.6)
Receipts of accounts receivables held for collateral	—	47.8	—	94.2
Capital expenditures	(4.5)	(2.0)	(8.6)	(3.5)
Net Cash Flows Provided By (Used In) Investing Activities	7.5	(2.3)	(33.6)	(8.1)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	1,657.9	594.5	2,537.4	1,084.5
Debt - repurchases and repayments	(1,382.1)	(605.4)	(2,448.8)	(1,104.1)
Film related obligations - borrowings	569.5	306.2	1,152.6	813.9
Film related obligations - repayments	(678.2)	(687.1)	(1,236.0)	(1,028.0)
Purchase of noncontrolling interest	(7.4)	—	(7.4)	(0.6)
Distributions to noncontrolling interest	—	(0.6)	(0.6)	(0.6)
Parent net investment	(4.3)	77.0	(94.6)	(63.2)
Tax withholding required on equity awards	(18.7)	—	(18.7)	—
Proceeds from Business Combination, net	(10.9)	—	283.1	—
Net Cash Flows Provided By (Used In) Financing Activities	125.8	(315.4)	167.0	(298.1)
Net Change In Cash, Cash Equivalents and Restricted Cash	51.3	(81.9)	(66.3)	(32.7)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	2.5	0.4	2.3	(0.4)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	216.6	299.8	334.4	251.4
Cash, Cash Equivalents and Restricted Cash - End Of Period	$270.4	$218.3	$270.4	$218.3

LIONSGATE STUDIOS CORP.

SEGMENT INFORMATION

Lionsgate Studios’ reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
Lionsgate Studios has two reportable business segments: (1) Motion Picture, (2) Television Production.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$407.1	$395.9	$754.0	$802.5
Television Production	416.6	393.9	658.0	612.4
Total revenue	$823.7	$789.8	$1,412.0	$1,414.9
Segment profit
Motion Picture	$2.6	$67.5	$88.7	$136.8
Television Production	24.4	63.2	35.2	86.0
Total segment profit(1)	27.0	130.7	123.9	222.8
Corporate general and administrative expenses(2)	(28.1)	(32.8)	(61.5)	(63.1)
Unallocated rent cost included in direct operating expense(3)	(5.2)	—	(10.5)	—
Adjusted OIBDA(1)	$(6.3)	$97.9	$51.9	$159.7
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, and Adjusted OIBDA and further below for the reconciliation to the most directly comparable GAAP financial measure.
(2)Corporate general and administrative expenses represent the corporate general and administrative expenses allocated to the Studio Business and included in the historical combined or consolidated financial statements, plus amounts that were allocated to Starz prior to the separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Lionsgate consolidated corporate general and administrative expenses less any allocations to Starz post the separation pursuant to the shared services and overhead sharing agreement. The table below breaks out the components of the corporate general and administrative expenses:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Corporate general and administrative expense historically allocated to the Studio Business and included in the historical unaudited combined or consolidated financial statements of Lionsgate Studios Corp.	$28.1	$26.5	$59.2	$51.0
Adjustment to add the corporate general and administrative expense historically allocated to the Starz Business	—	6.3	2.3	12.1
Corporate general and administrative expenses	$28.1	$32.8	$61.5	$63.1

The following table reconciles corporate general and administrative expense allocated to the Studio Business to the Studio Business’s total consolidated general and administration expense:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
General and administrative expenses
Corporate general and administrative expense historically allocated to the Studio Business	$28.1	$26.5	$59.2	$51.0
Segment general and administrative expenses	39.8	41.0	86.1	83.1
Share-based compensation expense included in general and administrative expense	15.3	17.4	27.9	29.0
Purchase accounting and related adjustments	1.7	2.2	3.8	12.4
	$84.9	$87.1	$177.0	$175.5
(3)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

Lionsgate Studios' primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by Lionsgate Studios' management and enables them to understand the fundamental performance of the Company’s businesses. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in the notes to our combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONSGATE STUDIOS CORP.
SUPPLEMENTAL INFORMATION

On November 6, 2024, the Company closed an amendment to its LG IP Credit Facility which increased the maximum principal amount of the LG IP Credit Facility to $720.0 million. The Company borrowed $265.0 million under the LG IP Credit Facility, and used the net proceeds to pay in full the remaining $250.0 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measures, Total Segment Profit and Adjusted OIBDA:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating income (loss)	$(34.8)	$76.0	$(19.1)	$113.0
Adjusted depreciation and amortization(1)	3.2	2.4	6.7	5.2
Restructuring and other(2)	7.2	4.9	34.9	9.0
COVID-19 related charges (benefit)(3)	—	(0.5)	(2.1)	(0.4)
Content charges(4)	—	0.4	—	0.8
Unallocated rent cost included in direct operating expense(5)	5.2	—	10.5	—
Adjusted share-based compensation expense(6)	15.3	17.4	27.9	29.0
Purchase accounting and related adjustments(7)	2.8	3.6	5.9	15.2
Corporate general and administrative expense historically allocated to the Studio Business	28.1	26.5	59.2	51.0
Total Segment Profit	$27.0	$130.7	$123.9	$222.8
Corporate general and administrative expenses(8)	(28.1)	(32.8)	(61.5)	(63.1)
Unallocated rent cost included in direct operating expense(5)	(5.2)	—	(10.5)	—
Adjusted OIBDA(1)	$(6.3)	$97.9	$51.9	$159.7
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our combined statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Depreciation and amortization	$4.2	$3.8	$8.8	$8.0
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.4)	(2.1)	(2.8)
Adjusted depreciation and amortization	$3.2	$2.4	$6.7	$5.2

(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Amounts in millions)
Restructuring and other:
Other impairments(a)	$0.5	$—	$18.5	$—
Severance(b)	1.1	1.0	4.1	3.5
Transaction and other costs(c)	5.6	3.9	12.3	5.5
Total Restructuring and Other	$7.2	$4.9	$34.9	$9.0
_______________________
(a)Amounts in the three and six months ended September 30, 2024 relate to impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne.
(b)Severance costs were primarily related to restructuring activities and other cost-saving initiatives.
(c)Transaction and other costs in the six months ended September 30, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters.
(3)Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. For the six months ended September 30, 2024 and the three and six months ended September 30, 2023, insurance recoveries exceeded the incremental costs expensed, resulting in a net benefit included in direct operating expense. These charges (benefits) are excluded from segment operating results.
(4)Amounts represent certain unusual content charges. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the unaudited condensed consolidated statement of operations.
(5)Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Total share-based compensation expense	$19.9	$17.4	$32.5	$29.5
Less: Amount included in restructuring and other(a)	(4.6)	—	(4.6)	(0.5)
Adjusted share-based compensation	$15.3	$17.4	$27.9	$29.0
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(7)The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(a)	$1.8	$2.2	$3.8	$12.4
Depreciation and amortization	1.0	1.4	2.1	2.8
	$2.8	$3.6	$5.9	$15.2
(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statements of operations due to the relationship to continued employment.
(8)Corporate general and administrative expenses represent the corporate general and administrative expenses allocated to the Studio Business and included in the historical combined or consolidated financial statements, plus amounts that were allocated to Starz prior to the separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Lionsgate consolidated corporate general and administrative expenses less any allocations to Starz post the separation pursuant to the shared services and overhead sharing agreement, see footnote (2) in Segment Information above for further detail.

LIONSGATE STUDIOS CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders	$(113.4)	$15.2	$(156.8)	$(5.3)
Adjusted share-based compensation expense	15.3	17.4	27.9	29.0
Restructuring and other	7.2	4.9	34.9	9.0
COVID-19 related charges (benefit)	—	(0.5)	(2.1)	(0.4)
Content charges	—	0.4	—	0.8
Purchase accounting and related adjustments	2.8	3.6	5.9	15.2
Loss on extinguishment of debt	0.5	—	1.5	—
Loss on investments, net	—	1.6	—	1.7
Noncontrolling interest impact of above items(1)	(2.5)	(5.4)	(5.2)	(16.1)
Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders	$(90.1)	$37.2	$(93.9)	$33.9

Reported Basic EPS	$(0.39)	$0.06	$(0.56)	$(0.02)
Impact of adjustments on basic earnings per share	0.08	0.09	0.23	0.15
Adjusted Basic EPS	$(0.31)	$0.15	$(0.33)	$0.13

Reported Diluted EPS	$(0.39)	$0.06	$(0.56)	$(0.02)
Impact of adjustments on diluted earnings per share	0.08	0.09	0.23	0.15
Adjusted Diluted EPS	$(0.31)	$0.15	$(0.33)	$0.13

Adjusted weighted average number of common shares outstanding:
Basic	288.7	253.4	280.6	253.4
Diluted	288.7	253.4	280.6	253.4
_________________________
(1)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(82.0)	$235.8	$(199.7)	$273.5
Capital expenditures	(4.5)	(2.0)	(8.6)	(3.5)
Net borrowings and (repayment) of production and related loans(1):
Production loans	(70.1)	(177.3)	(55.3)	(156.1)
Production tax credit facility	(0.2)	(0.6)	(0.4)	2.4
Adjusted Free Cash Flow	$(156.8)	$55.9	$(264.0)	$116.3
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended September 30, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,968.6

Cash flows provided by (used in) financing activities:
Borrowings	$552.8	$14.0	$2.7	569.5
Repayments	(616.6)	(14.2)	(47.4)	(678.2)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	(6.3)	—	—
	$(70.1)	$(0.2)	$(44.7)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				3.2

Film related obligations at end of period (current and non-current)				$1,863.1

	Three Months Ended September 30, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,110.6

Cash flows provided by (used in) financing activities:
Borrowings	$294.4	$11.6	$0.2	306.2
Repayments	(471.7)	(12.2)	(203.2)	(687.1)
	$(177.3)	$(0.6)	$(203.0)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				4.2

Film related obligations at end of period (current and non-current)				$1,733.9

	Six Months Ended September 30, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,938.0

Cash flows provided by (used in) financing activities:
Borrowings	$1,023.8	$26.4	$102.4	1,152.6
Repayments	(1,076.5)	(26.8)	(132.7)	(1,236.0)
Adjustment related to net (borrowings) and repayments of borrowings made prior to the production spend or the acquisition of eOne	(2.6)	—	—
	$(55.3)	$(0.4)	$(30.3)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				8.5

Film related obligations at end of period (current and non-current)				$1,863.1

	Six Months Ended September 30, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,940.1

Cash flows provided by (used in) financing activities:
Borrowings	$629.9	$27.3	$156.7	813.9
Repayments	(786.0)	(24.9)	(217.1)	(1,028.0)
	$(156.1)	$2.4	$(60.4)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				7.9

Film related obligations at end of period (current and non-current)				$1,733.9

LIONSGATE STUDIOS CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lionsgate Studios Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our combined statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Content charges include certain charges as a result of changes in management and/or changes in content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Adjusted OIBDA is also adjusted to reflect the corporate general and administrative expenses allocated to the Studio Business and included in the historical combined or consolidated financial statements, plus amounts that were allocated to Starz prior to the separation such that the total corporate general and administrative expenses reflect the same amounts as historically presented in the Lionsgate consolidated corporate general and administrative expenses less any allocations to Starz post the separation pursuant to the shared services and overhead sharing agreement. Segment profit includes general and administrative expenses directly related to the segment and excludes corporate general and administrative expense.

Total Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our total segment profit. Total segment profit, when presented outside of the segment information and reconciliations included in our combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, proceeds from the termination of interest rate swaps.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders: Adjusted net income (loss) attributable to Lionsgate Studios Corp. shareholders is defined as net income (loss) attributable to Lionsgate Studios Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain content charges, COVID-19 related charges (benefit), and unusual gains or losses, when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lionsgate Studios Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided above.

LIONS GATE ENTERTAINMENT CORP.
FORWARD-LOOKING STATEMENTS

This discussion includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “potential,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “may,” “will,” “could,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places herein and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate, including statements regarding our restructuring plan and expected charges and timing.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those discussed under Part I, Item 1A. “Risk Factors” found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2024, (the "Form 10-K"), which risk factors are incorporated herein by reference. These risk factors should not be construed as exhaustive and should be read with the other cautionary statements and information such filings.

We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially and adversely from those made in or suggested by the forward-looking statements contained herein as a result of various important factors, including, but not limited to: statements about our ability to effectuate the proposed separation of Lionsgate Studios Corp. (“Lionsgate Studios”) and our STARZ Business (the “Proposed Separation”); the anticipated benefits of the Proposed Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and future bank failures and general economic uncertainty; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruption or strikes; and the other risks and uncertainties discussed under Part I, Item 1A. “Risk Factors” found in the Form 10-K and the Form 10-Q, which risk factors are incorporated herein by reference. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

LIONSGATE ENTERTAINMENT CORP.
RECONCILIATION OF NON-GAAP FORWARD-LOOKING MEASURES
FOR THE FISCAL YEAR ENDING MARCH 31, 2025

The following tables reconcile the GAAP measure, operating income (loss) for Lionsgate Studios and Starz Networks (North American business) to the non-GAAP, forward looking projected measure, Adjusted OIBDA, for Lionsgate Studios and Starz Networks, respectively, forecasted for the fiscal year ending March 31, 2025:

Fiscal Year Ending
March 31, 2025
Estimated Range
	Low	High
(Unaudited, amounts in millions)
Operating income (loss)	NRE	NRE
Adjusted depreciation and amortization	NRE	NRE
Restructuring and other(1)	NRE	NRE
COVID-19 related charges (benefit)(2)	NRE	NRE
Adjusted share-based compensation expense(3)	NRE	NRE
Purchase accounting and related adjustments(4)	NRE	NRE
Lionsgate Studios Adjusted OIBDA	$300.0	$320.0

Fiscal Year Ending
March 31, 2025
Estimated Amount
(Unaudited, amounts in millions)
Operating income (loss)	NRE
Adjusted depreciation and amortization	NRE
Restructuring and other(1)	NRE
COVID-19 related charges (benefit)(2)	NRE
Adjusted share-based compensation expense(3)	NRE
Purchase accounting and related adjustments(4)	NRE
Starz Networks (North American Business) Adjusted OIBDA	$200.0
_______________
NRE: Individual items are not reasonably estimated due to the nature of the items.
(1)Restructuring and other is intended by its very nature for unusual items and thus not reasonably estimable. We’ve had restructuring and other charges in the past, which have included severance charges, and transaction, integration costs and legal costs associated with certain strategic transactions, restructuring activities and legal matters.
(2)COVID-19 related charges (benefit) are not predictable due to the nature of the COVID-19 pandemic. However, the charges we are incurring have been diminishing, and insurance recovery exceeded the charges in fiscal 2024. Given the unpredictability of these charges, we are unable to provide a reliable estimate.
(3)Forecasting the future market price of the Company’s common shares is inherently difficult, which impacts share-based compensation and accordingly, we are unable to reliably estimate these amounts.
(4)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These amounts may vary significantly depending on the level of future acquisitions, and thus we are unable to provide a reliable estimate.

Safe Harbor Statement

The preceding forward-looking projections over the fiscal year ending March 31, 2025 represent a forward-looking statement and projection based on expectations, assumptions and estimates that the Company believes are reasonable given its assessment of historical trends and other information reasonably available as of November 7, 2024. Forward-looking statements can often be identified by words such as “expect” and “anticipate”. The amounts consist of projections only, and are subject to a wide range of known and unknown business risks and uncertainties, including those, described in the Company’s Securities and Exchange and Commission (“SEC”) filings referred to below, many of which are beyond the Company’s control. Forward-looking statements such as those contained above should not be regarded as representations by the Company that the projected results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the outlook the Company provides today. The Company undertakes no obligation to publicly update or revise any forward-looking statements, including the forecasts set forth herein, except as required by law.

The forecast set forth above should be read together with the Company’s Annual Report on Form 10-K for the year ended March 31, 2024 including the risks identified under “Item 1A. Risk Factors” and the Company’s other SEC filings.